Exhibit (a)(1)(D)

Offer to Purchase for Cash
by
HUDSON TECHNOLOGIES, INC.
of
Up to 1,167,400 Shares of its Common Stock
at a Purchase Price of $1.12 Per Share

THE TENDER OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00
PM, EASTERN TIME, ON AUGUST 15, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 29, 2007, and the related Letter of Transmittal (which, as may be amended or supplemented from time to time, together constitute the “Offer”) in connection with the Offer by Hudson Technologies, Inc., a New York corporation ( “Hudson”), to purchase for cash up to 1,167,400 shares of its common stock, $0.01 par value (such shares, together with all other outstanding shares of common stock of Hudson, are herein referred to as the “Shares”), at a price of $1.12 per Share, without interest, upon the terms and subject to the conditions of the Offer.

We are the holder of record of Shares held for your benefit and account. As such, we are the only ones who can tender your Shares pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Hudson will pay $1.12 per share for the Shares properly tendered but not withdrawn pursuant to the Offer and accepted for purchase taking into account the number of Shares so tendered. Hudson will purchase all Shares validly tendered and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to “odd lot” tenders and conditional tenders described in the Offer to Purchase.

Shares tendered and not purchased because of proration or conditional tenders will be returned, at Hudson’s expense, to the stockholders who tendered such Shares promptly after the Expiration Date (as defined in the Offer to Purchase). Hudson also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if fewer than all Shares properly tendered but not withdrawn pursuant to the Offer are to be purchased by Hudson, Hudson will purchase tendered Shares in the following order of priority:

•	First, Hudson will purchase all shares tendered by any stockholders who own beneficially or of record, an aggregate of 100 shares or less (“Odd Lots”) who :

•	tenders all shares owned beneficially and of record by the Odd Lot Holder (tenders of less than all of the shares owned by an Odd Lot Holder will not qualify for this priority); and

•	completes the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

•
Second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, Hudson will purchase up to 25% of the shares owned by all other shareholders from such other shareholders who properly tender up to 25% of all of their shares, on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares, as described below.

As a result of the foregoing priorities applicable to the purchase of shares tendered, it is possible that all of the shares that a shareholder tenders in the Tender Offer may not be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of shares, it is possible that none of those shares will be purchased

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Exhibit (a)(1)(D)

Please note carefully the following:

1. The Offer, the proration period and withdrawal rights expire at 5:00 PM, New York City time, on August 15, 2007 unless the Offer is extended by Hudson.

2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3. The Offer is for 1,167,400 Shares, constituting approximately 4.4% of Hudson’s outstanding shares as of June 28, 2007.

4. Tendering stockholders who are registered stockholders or who tender their Shares directly to Continental Stock Transfer & Trust Company, the Depositary, will not be obligated to pay any brokerage commissions or fees to Hudson, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Hudson’s purchase of Shares pursuant to the Offer.

5. If you hold beneficially or of record an aggregate of 100 Shares or less, and you instruct us to tender on your behalf all such Shares before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned “Odd Lots” on the attached Instruction Form, Hudson will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the purchase price and not properly withdrawn pursuant to the Offer.

6. If you wish to condition your tender upon the purchase of a specified minimum number of the Shares, not to exceed 25% of all Shares owned by you, which you tender, you may elect to do so and thereby avoid possible proration of your tender.. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Hudson, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Exhibit (a)(1)(D)

INSTRUCTION FORM

With Respect to the Offer by

HUDSON TECHNOLGIES, INC.

to Purchase for Cash Up to 1,167,400 Shares of its Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated June 29, 2007 and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”), in connection with the offer by Hudson Technologies, Inc. , a New York corporation (“Hudson”), to purchase for cash up to 1,167,400 shares of its common stock, $0.01 par value (such shares, together with all other outstanding shares of common stock of Hudson, are herein referred to as the “Shares”), at a price of $1.12 per Share, without interest, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Hudson the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:     SHARES (MAY NOT EXCEED 25% OF TOTAL NUMBER OF SHARES OWNED)

*	Unless otherwise indicated, it will be assumed that 25% of all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS
(See Instruction 6 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of 100 Shares or less. This preference is not available to tenders of less than 100 shares or to beneficial or record holders of an aggregate of more than 100 Shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of 100 Shares or less, all of which are being tendered.

CONDITIONAL TENDER
(See Instruction 3 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of Shares upon Hudson purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Hudson pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: ______ Shares, which Shares represent no more than 25% of the Share held by the undersigned.

If, because of proration, the minimum number of Shares designated will not be purchased, then none of the shares owned by the tendering shareholder will be tendered.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Exhibit (a)(1)(D)

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):

(INCLUDING ZIP CODE)

Area Code/Phone Number:

Date: